SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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RATIONAL SOFTWARE CORPORATION

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RATIONAL SOFTWARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 15, 2002

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Rational Software Corporation (the “Company”) will be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, on August 15, 2002 at 11:00 a.m. local time, for the following purposes:

1.  To elect two Class I members of the Board of Directors (Proposal 1);

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2003 (Proposal 2); and

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of record of the Company’s Common Stock at the close of business on June 17, 2002, the record date fixed by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

David J. Henshall
Secretary

Cupertino, California
July 12, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED. STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” MAY VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE VOTING FORM RECEIVED FROM THEIR BROKER OR BANK.

RATIONAL SOFTWARE CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 15, 2002

INFORMATION CONCERNING
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Rational Software Corporation (“Rational” or the “Company”) of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, at 11:00 a.m. on Thursday, August 15, 2002, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving written notice of revocation to the Company’s Secretary. These proxy materials are first being provided to stockholders on or about July 12, 2002.

The Annual Meeting has been called for the following purposes: (1) to elect two Class I members of the Board of Directors; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2003; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company’s Common Stock at the close of business on June 17, 2002, the record date fixed by the Company’s Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company’s two nominees to the Board of Directors and FOR each of the other proposals.

The Company’s capital stock currently consists of a single class of Common Stock, par value $0.01 per share, of which 193,086,331 shares were outstanding at the close of business on the Record Date. Stockholders of record at the close of business on the Record Date have the right to receive notice of and to vote at the Annual Meeting. For each share held, a stockholder is entitled to one vote on each matter to be considered and acted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of at least the majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company does not intend to count broker non-votes for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted.

A copy of the Company’s Annual Report on Form 10-K, without exhibits thereto, for the fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission (the “SEC”) accompanies copies of this Proxy Statement mailed to stockholders. Stockholders may obtain, for the cost of copying, a copy of any exhibits thereto by writing: Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014, Attention: Investor Relations.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of the Record Date, regarding beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each individual named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all current directors and current executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

Directors, Officers and 5% Stockholders	Number of Shares Beneficially Owned	Percent Owned (1)
Massachusetts Financial Services Company(2) 500 Boylston Street, Boston MA 02116	26,219,235	13.6
PRIMECAP Management Company(3) 225 South Lake Avenue, #400, Pasadena, CA 91101	14,928,600	7.7
Paul D. Levy(4)	7,424,634	3.7
Michael T. Devlin(5)	7,826,344	3.9
Thomas F. Bogan(6)	2,329,057	1.2
David H. Bernstein(7)	1,798,557	*
Kevin J. Haar(8)	2,123,466	1.1
Leslie G. Denend(9)	182,000	*
John E. Montague(10)	172,200	*
Allison R. Schleicher(11)	400,664	*
All current Directors and current Executive Officers as a group (9 persons)(12)	22,654,729	10.8

*	Represents less than 1%.
(1)	The percent owned is calculated based on a total of 193,086,331 shares of Common Stock outstanding as of the Record Date in accordance with the rules of the Securities and Exchange Commission.
(2)
Represents all shares held by Massachusetts Financial Services Company and affiliated persons based upon the information reported by Massachusetts Financial Services Company on its Form 13-F filed with the SEC on May 9, 2002.

(3)
Represents all shares held by PRIMECAP Management Company, and affiliated persons based upon the information reported by PRIMECAP Management Company on its Form 13-Gs filed with the SEC as of the Record Date.

(4)
Includes 5,102,928 shares purchasable within 60 days of the Record Date, 2,220,766 of which are subject to vested options and 2,882,162 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

(5)
Includes 5,141,690 shares purchasable within 60 days of the Record Date, 2,259,395 of which are subject to vested options and 2,882,295 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

(6)
Includes 2,276,124 shares purchasable within 60 days of the Record Date, 1,019,868 of which are subject to vested options and 1,256,256 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

(7)
Includes 1,777,288 shares purchasable within 60 days of the Record Date, 771,031 of which are subject to vested options and 1,006,257 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 11,936 shares are held by Mr. Bernstein and his spouse as trustees of a revocable living trust.

(8)
Includes 1,997,826 shares purchasable within 60 days of the Record Date, 982,821 of which are subject to vested options and 1,015,005 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 125,640 shares are held by Mr. Haar and his spouse.

(9)
Includes 131,000 shares purchasable within 60 days of the Record Date, 52,166 of which are subject to vested options and 78,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 35,875 shares are held by Mr. Denend and his spouse as trustees of the Denend Trust.
(10)
Includes 165,000 shares purchasable within 60 days of the Record Date, 97,166 of which are subject to vested options and 67,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

(11)
Includes 330,664 shares purchasable within 60 days of the Record Date, 251,830 of which are subject to vested options and 78,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 2,000 shares are held by Mr. Schleicher as trustee of a trust for the benefit of his children.

(12)
Includes 17,316,320 shares purchasable within 60 days of the Record Date, 7,757,381 of which are subject to vested options and 9,558,939 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s bylaws, as amended, provide for a Board of five directors. The Company’s certificate of incorporation, as amended, provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 2002, the term of the Class II directors expires in 2003, and the term of the Class III director expires in 2004. The two Class I directors who were serving as directors at the end of fiscal year 2002 are nominated for re-election. The directors elected at the Annual Meeting will hold office for three-year terms expiring in 2005 or until their successors have been appointed or elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. Unless authority to so vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named below. If the nominees should for any reason not be available for election, proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Michael T. Devlin, age 47, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chief Executive Officer. From September 1996 to April 1999, Mr. Devlin served as President of the Company. Prior to September 1996, Mr. Devlin served as Chairman of the Board of the Company.

Leslie G. Denend, age 61, has been a director of the Company since 1993. Since June 1993, he has served as a Director of Network Associates, Inc., a supplier of products that protect, manage, and monitor corporate networks. From December 1997 until May 1998, he served as President of Network Associates, Inc. From February 1993 until December 1997, he served as President and Chief Executive Officer of Network General Corporation, a supplier of local and wide area computer network communications management systems, which, through a strategic business combination with McAfee Associates, Inc. in December 1997, formed Network Associates, Inc. He also currently serves as a director of Exponent Inc.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2003

Paul D. Levy, age 46, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chairman of the Board. From September 1996 to April 1999, Mr. Levy served as Chairman of the Board and Chief Executive Officer. Prior to September 1996, Mr. Levy served as President and Chief Executive Officer of the Company.

John E. Montague, age 48, has been a director of the Company since 1994. Since April 2002, he has been a managing director at CAP Associates, a leading strategic and transactional advisory firm serving a wide number of aerospace and defense companies. From March 1995 to September 1998 and from August 2001 to April 2002, he served as Vice President, Financial Strategies at Lockheed Martin Corporation, a diversified manufacturer of aerospace products. From September 1998 to August 2001, he served as Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation. He is a director of L-3 Communications Corporation.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2004

Allison R. Schleicher, age 58, has been a director of the Company since 1990. From 1967 to June 1999, he worked for IBM Corporation in various executive and management positions. Most recently, he served as Vice President, Finance & Planning, Sales & Distribution Group. In 1997, he served as Vice President, Finance & Planning, Personal Systems & Technology Group. From 1994 to 1997, he served as Vice President, Finance of IBM Credit Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINATED DIRECTORS.

Because the nominees who receive the greatest numbers of votes will be elected to serve as Class I directors, abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors held seven regular meetings and no special meetings during fiscal year 2002. Each incumbent director attended at least 75% of the meetings held during fiscal year 2002, in the aggregate, by the Board of Directors and each committee of the Board of Directors of which he was a member. The Company’s Board of Directors has a Compensation Committee and Audit Committee. The Company does not have a Nominating Committee.

The Compensation Committee (consisting of Messrs. Schleicher, Denend and Montague) reviews and recommends to the Board of Directors action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company’s several stock option plans and stock purchase plan. The Compensation Committee held two meetings during fiscal year 2002.

The Audit Committee (consisting of Messrs. Montague, Denend and Schleicher) nominates the Company’s independent auditors, reviews with the Company’s independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company’s financial statements, reports and makes recommendations to the Board of Directors with respect thereto, and reviews related party transactions for conflicts of interest. The directors who serve on the Audit Committee are all “independent” for purposes of the rules of the Nasdaq Stock Market and all meet the financial literacy requirements of the Nasdaq Stock Market. The Committee has adopted a written charter, which was attached as Appendix A to the Company’s proxy statement for the Annual Meeting of Stockholders for the fiscal year ended March 31, 2001. The Audit Committee held four meetings during fiscal year 2002.

BOARD MEMBER COMPENSATION

The Company pays directors’ fees only to directors who are not employees of the Company. During fiscal year 2002, non-employee directors were compensated at a rate of $1,250 per regular Board meeting attended, with no additional fee being payable for attendance at committee meetings. Directors are also reimbursed reasonable out-of-pocket expenses in connection with attending meetings.

In addition, non-employee directors receive options to purchase shares of the Company’s Common Stock pursuant to the Company’s 2000 Director Option Plan (the “Director Option Plan”). Pursuant to the Director Option Plan, each non-employee director receives an initial automatic grant of an option to purchase 140,000 shares of the Company’s Common Stock on the date such non-employee director first becomes a non-employee director, unless such director becomes a non-employee director by ceasing his or her employment with the Company. These initial option grants become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 1/48 of the shares subject to the option each month thereafter, provided that such non-employee director continues to serve as a director on such dates. Further, on the date of each annual meeting of stockholders of the Company, each non-employee director automatically receives a grant of an option to purchase 40,000 shares of the Company’s Common Stock, provided that the director has served on the Company’s Board of Directors for at least the preceding six months. These annual option grants become exercisable as to 1/48 of the shares subject to the option each month from the date of grant, provided that the optionee continues to serve as a director on such dates. All options granted under the Director Option Plan have a term of ten years, an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant and are exercisable only while such non-employee director remains a director of the Company. During fiscal year 2002, options were granted under the Director Option Plan to the following non-employee directors for the number of shares and at the exercise prices shown: Mr. Denend: 40,000 shares at a per share exercise price of $16.53; Mr. Montague: 40,000 shares at a per share exercise price of $16.53; and Mr. Schleicher: 40,000 shares at a per share exercise price of $16.53.

In addition, non-employee directors of the Company are also eligible for discretionary awards under the Company’s 1997 Stock Plan. However, as of the date of this Proxy Statement, no discretionary awards have been granted to non-employee directors under the 1997 Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during the 2002 fiscal year consisted of Messrs. Schleicher, Denend and Montague, none of whom is or has been an officer or employee of the Company. No interlocking relationship exists or existed during fiscal year 2002 between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

Action is to be taken at the Annual Meeting with respect to the ratification of independent auditors, Ernst & Young LLP, who were nominated by the Audit Committee, to examine the financial statements of the Company for fiscal year 2003. Unless otherwise directed therein, proxies received pursuant to this solicitation will be voted for the ratification of Ernst & Young LLP, who served as the Company’s auditors for fiscal year 2002. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Board of Directors believes that such ratification is a matter on which the stockholders should express their opinion. If the stockholders do not ratify Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors. Ernst & Young LLP has advised the Company that no member of its firm has any direct or indirect material financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

OTHER MATTERS

No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and the holders of 10% or more of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. David H. Bernstein filed on June 25, 2002 an amendment to Form 5 to include a grant by the Company to Mr. Bernstein on July 19, 2001 of an option to purchase 100,000 shares of the Company’s Common Stock. Except as indicated, based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors and 10% stockholders of the Company, the Company believes that all other reports required pursuant to Section 16(a) with respect to the 2002 fiscal year were timely filed.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual compensation for the fiscal years ended March 31, 2002, March 31, 2001 and March 31, 2000 paid by the Company to (i) the chief executive officer of the Company and (ii) the four other most highly compensated individuals (based on salary and bonus during the last fiscal year) who were serving as executive officers of the Company at the end of the fiscal year ended March 31, 2002 (collectively the “Named Executive Officers”).

	Year			Long-Term Compensation	All Other Compensation ($)(2)
		Annual Compensation		Securities Underlying Options Awarded (#)
Name and Principal Position		Salary($)	Bonus($)
Paul D. Levy(1) Chairman of the Board	2002 2001 2000	260,417 500,000 474,167	— 500,000 500,000	1,000,000 1,000,000 900,000	695 695 687

Michael T. Devlin(1) Chief Executive Officer	2002 2001 2000	260,417 500,000 474,167	— 500,000 500,000	1,000,000 1,000,000 900,000	695 695 687

Thomas F. Bogan President and Chief Operating Officer	2002 2001 2000	255,208 356,250 300,000	— 225,000 175,000	500,000 600,000 650,000	2,488 2,925 735

David H. Bernstein Senior Vice President and General Manager, Products	2002 2001 2000	378,125 443,750 384,583	— 300,000 250,000	400,000 500,000 250,000	2,755 2,755 687

Kevin J. Haar Senior Vice President, Worldwide Field Operations	2002 2001 2000	255,208 351,250 275,000	— 225,000 200,000	400,000 500,000 250,000	530,783 2,251 627

(1)	Throughout fiscal year 2002, Mr. Levy was Chairman of the Board of Directors and Mr. Devlin was Chief Executive Officer.
(2)
All other compensation generally includes premiums paid pursuant to a long-term disability plan through which the Company provides long-term disability income insurance for all its employees, premiums paid pursuant to group term life insurance plan through which the Company provides term life insurance for its employees, 401(k) matching payments and payments related to relocation. With respect to Mr. Levy and Mr. Devlin, in fiscal year 2002, all other compensation includes $264 in long-term disability insurance premiums and $431 in group term life insurance premiums. With respect to Mr. Bogan, in fiscal year 2002, all other compensation includes $264 in long-term disability insurance premiums, $661 in group term life insurance premiums and $1,563 in 401(k) matching payments. With respect to Mr. Bernstein, in fiscal year 2002, all other compensation includes $264 in long-term disability insurance premiums, $491 in group term life insurance premiums and $2,000 in 401(k) matching payments. With respect to Mr. Haar, in fiscal year 2002, all other compensation includes $264 in long-term disability insurance premiums, $431 in group term life insurance premiums, $1,531 in 401(k) matching payments, $8,000 in recognition of Mr. Harr’s fifteen years of service with the Company and $520,557 in payments related to relocation pursuant to a relocation bonus agreement dated October 5, 2000 between the Company and Mr. Haar.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the last fiscal year and the potential realizable value at certain assumed annual rates of stock price appreciation.

The total number of shares of Common Stock subject to options granted in fiscal year 2002 was 15,345,992.

	Individual Grants
	Number of Shares of Common Stock Underlying Options (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name						5% ($)	10% ($)
Paul D. Levy	1,000,000	6.5		$17.08	4/16/11	10,741,520	27,221,121

Michael T. Devlin	1,000,000	6.5		$17.08	4/16/11	10,741,520	27,221,121

Thomas F. Bogan	500,000	3.3		$17.08	4/16/11	5,370,760	13,610,560

David H. Bernstein	300,000 100,000	2.0 0.7	$ $	17.08 16.53	4/16/11 7/19/11	3,222,456 1,039,563	8,166,336 2,634,456

Kevin J. Haar	400,000	2.6		$17.08	4/16/11	4,296,608	10,888,448

(1)
All of the above options are subject to the terms of the Company’s 1997 Stock Plan. All of these options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. These options commence vesting on the date of grant and become vested in equal monthly increments over a four-year period, provided the optionee continues to be employed by the Company. All of these options have an early exercise feature, which, if exercised, provide the Company with a right of repurchase with respect to the unvested shares subject to the exercised option until such option is fully vested.

(2)
The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of fiscal year 2002 granted options, assuming that the Common Stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings depend upon the future performance of the Common Stock and overall stock market conditions, as well as the option holder’s continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during the last fiscal year and the fiscal year 2002 year-end value of all unexercised options held by such individuals.

	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options Held at March 31, 2002 (1)		Dollar Value of Unexercised, In-the-Money Options Held at March 31, 2002 (1)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Levy	—	—	4,352,928	—	$6,874,089	$0.00
Michael T. Devlin	—	—	4,391,690	—	$7,217,935	$0.00
Thomas F. Bogan	6,250	$85,469	1,876,124	—	$1,877,979	$0.00
David H. Bernstein	—	—	1,377,288	—	$1,437,211	$0.00
Kevin J. Haar	20,000	$348,200	1,697,826	—	$3,094,168	$0.00

(1)	Includes unvested options, which may be exercised subject to a lapsing right of repurchase in favor of the Company.
(2)
Based on the market value of $15.83 per share of the Company’s Common Stock as of March 28, 2002 (the last trading day of fiscal year 2002) as reported by the Nasdaq National Market, minus the exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

In February 2001, Paul D. Levy and Michael T. Devlin entered into restricted stock and lock-up agreements with respect to the shares of the Company’s Common Stock that they received in connection with the Company’s acquisition of Catapulse Inc. These agreements provide that the shares of Company Common Stock that were issued in exchange for shares of Catapulse Inc. common stock that were subject to a right of repurchase by Catapulse Inc. become subject to a right of repurchase in favor of the Company, at the purchase price paid by the stockholders for such shares, in the event the employment of Messrs. Levy and Devlin, respectively, with the Company is terminated for cause. Beginning February 5, 2001, this right of repurchase began to lapse as to 1/60th of the restricted shares each month. With respect to the shares of the Company’s Common Stock issued in exchange for Catapulse Inc. common stock that was not subject to a right of repurchase by Catapulse Inc., Messrs. Levy and Devlin agreed not to sell, encumber or dispose of their shares for up to five years from February 5, 2001. This lock-up restriction lapsed as to 20% of the locked-up shares on February 5, 2002 and continues to lapse as to 1/60th of the locked-up shares each month. The repurchase right and lock-up restrictions will terminate in the event Messrs. Levy’s and Devlin’s employment with the Company is terminated without cause. Messrs. Levy and Devlin will be entitled to vote all shares received by them in the merger at any meeting of stockholders prior to the repurchase, if any, of those shares regardless of the right of repurchase by the Company or the lock-up restrictions.

The Company has entered into employment agreements with Paul D. Levy and Michael T. Devlin. Pursuant to these agreements, each of these employees is eligible to receive cash compensation under the Company’s management incentive bonus plan in addition to his salary and to participate in the Company’s employee benefit plans and executive compensation programs. In addition, under these agreements, each of these employees is entitled to severance benefits in the event that (i) the employee’s employment is terminated involuntarily by the Company other than for cause, (ii) the employee’s employment is terminated due to the employee’s death or disability, (iii) the Company fails to obtain the assumption of the employment agreement by any successor to the Company, (iv) the employee’s employment is terminated for any reason other than by the Company for cause during the 6 month period following a change of control; (v) the occurrence of certain events (as described in the employment agreement) without the employee’s express written consent; (vi) the employee is not nominated to the Board of Directors or the employee fails to win reelection to the Board of Directors; or (vii) notice of non-renewal or extension of the term of the employment agreement is provided pursuant to the employment agreement. These severance benefits include a severance payment equal to two times the employee’s base salary for the current fiscal year or the preceding fiscal year, whichever is greater, and two times his target incentive bonus, full acceleration of vesting on his stock options, a lump sum payment in an amount equal to the estimated cost that the employee may incur to extend his group medical coverage for a period of 24 months, and continued employee benefits for a period of 24 months following the employee’s termination date.

The Company has also entered into employment agreements with the following other Named Executive Officers: Thomas F. Bogan, David H. Bernstein and Kevin J. Haar. Pursuant to these agreements, each of these employees is eligible to receive cash compensation under the Company’s management incentive bonus plan in addition to his salary and to participate in the Company’s employee benefit plans and executive compensation programs. In addition, under these agreements, each of these employees is entitled to severance benefits in the event that (i) the employee’s employment is terminated involuntarily by the Company other than for cause, (ii) the employee’s employment is terminated due to the employee’s death or disability, (iii) the Company fails to obtain the assumption of the employment agreement by any successor to the Company, or (iv) the occurrence of certain events (as described in the employment agreement) without the employee’s express written consent within 2 years following a change of control. These severance benefits include a severance payment equal to one times the employee’s base salary for the current fiscal year or the preceding fiscal year, whichever is greater, and one times his target incentive bonus, full acceleration of vesting on his stock options, a lump sum payment in an amount equal to the estimated cost that the employee may incur to extend his group medical coverage for a period of 12 months, and continued employee benefits for a period of 12 months following the employee’s termination date.

The Company’s 1997 Stock Plan (the “1997 Stock Plan”) provides that in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor corporation refuses to assume or substitute for an outstanding option or stock purchase right, the administrator of the 1997 Stock Plan will notify the optionee that the option will be fully exercisable, including as to shares for which it would not otherwise be exercisable, for a period of 15 days from the date of such notice and the option will terminate upon the expiration of such 15-day period.

Under the Company’s 1998 Employee Stock Purchase Plan, as amended, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each option under the plan will be assumed or an equivalent option will be substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor fails to assume or substitute for each option, then the exercise date for all offering periods then in effect will be the date that is one day prior to the closing of such merger or asset sale and the plan will terminate thereafter. If the exercise date for options is accelerated in this way, the Board of Directors will notify participants of such acceleration 10 days prior to the new exercise date.

The Company’s 1994 Employee Stock Purchase Plan provides that in the event of a proposed merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each option under the plan will be assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation), unless the Board of Directors determines in lieu of such assumption or substitution to shorten the periods during which outstanding options may be exercised by setting a new exercise date. If the Board of Directors shortens the offering periods in this way, it will notify each participant 10 business days prior to the new exercise date that the exercise date has changed and that the option will be exercised automatically on the new exercise date unless the participant withdraws from the offering period prior to such date.

The Company’s 2000 Director Option Plan (the “Director Option Plan”) provides that in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options may be assumed or equivalent options may be substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If an option is assumed or substituted for by the successor corporation, the assumed or substituted option will continue to be exercisable pursuant to the terms of the Director Option Plan for so long as the optionee continues to serve as a director of the Company or of the successor corporation (or a parent or subsidiary of the successor corporation). Following any such assumption or substitution, if the optionee’s status as a director of the Company or of the successor corporation (or a parent or subsidiary of the successor corporation) is terminated other than upon a voluntary resignation by the optionee, the assumed or substituted option will become fully exercisable, including as to shares for which it would not otherwise be exercisable, and will thereafter remain exercisable in accordance with the terms of the Director Option Plan. If the successor corporation does not assume or substitute for an outstanding option, the Board of Directors will notify the optionee that the option will be fully exercisable, including as to shares for which it would not otherwise be exercisable, for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such 30-day period.

Under the Company’s Stock Option Plan for Directors, as amended, adopted by the Board of Directors of the Company in 1991 (the “1991 Director Plan”), in the event that the Company is the surviving corporation in any reorganization, merger or consolidation of the Company with one or more corporations, any option previously granted pursuant to the 1991 Director Plan will apply to the securities to which a holder of the number of shares subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price thereafter will be the same as the aggregate option price of the shares remaining subject to the option immediately prior to such reorganization, merger or consolidation. In the event that the Company is not the surviving corporation in any merger, reorganization or consolidation of the Company with one or more corporations or upon a sale of substantially all of the assets of the Company, or upon any transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors of the Company that results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, all options outstanding under the 1991 Director Plan will terminate, except to the extent that provision is made in connection with such transaction for the assumption of the options previously granted, or for the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary of a successor corporation), with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the options previously granted will continue in the manner and under the terms so provided. The Board of Directors will send notice of an event that will result in such a termination to all optionees not later than the time at which the Company gives notice to its stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2002, the Committee periodically:

•	reviewed the unaudited and audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP;

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young;

•	reviewed the Company’s financial controls and financial reporting process; and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Committee also reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee periodically met with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Committee has discussed with Ernst & Young their independence from management and the Company including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Ernst & Young’s non-audit services (principally tax advisory services) with the standards for auditors’ independence. The Committee discussed with Ernst & Young the overall scope and plans for their audit.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Ernst & Young as the Company’s independent auditors for the fiscal year ending March 31, 2003.

John E. Montague (Chairman)

Leslie G. Denend

Allison R. Schleicher

AUDIT AND RELATED FEES

AUDIT FEES

The aggregate fees billed to the Company by Ernst & Young LLP during the Company’s 2002 fiscal year for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $1,624,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2002.

ALL OTHER FEES

The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during its 2002 fiscal year, other than the services described above under “AUDIT FEES” and “FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES” totaled $659,000, which primarily arose from tax related services rendered by Ernst & Young LLP.

The Audit Committee considered and determined that the provision of the services other than the services described under “AUDIT FEES” is compatible with maintaining the independence of the independent auditors.

COMPENSATION COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to enhance disclosure of public companies’ policies toward executive compensation, set forth below is a report submitted by the Company’s Compensation Committee (the “Committee”) addressing the Company’s compensation policies with respect to executive officers.

The Committee reviews and recommends to the Board of Directors action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company’s several stock option plans and stock purchase plan. During fiscal year 2002, the Committee comprised three non-employee directors.

GENERAL COMPENSATION POLICIES

The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The compensation paid to the Company’s executive officers, including the chief executive officer, consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company’s stock option plans.

Base-Salary Compensation

The Committee annually reviews base salaries of executive officers, including the chief executive officer and other executive officers named in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those of persons holding comparably responsible positions at other similar-sized companies, both regionally and nationally. While salary surveys that directly correspond to the companies included in the “peer group” used to construct the Performance Graph included in this Proxy Statement are not available, there is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in such “peer group,” and the Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company’s current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, the individual’s past performance and potential with the Company and the financial performance of the Company. The consideration of additional factors and the weight given to any particular factor is within the discretion of the Committee. After considering the factors described above in connection with salary adjustments, including the financial performance of the Company, and after receiving the recommendation from management of the Company that the base salary of the Named Executive Officers be decreased, the Committee recommended that the base salary of the Named Executive Officers, including Messrs. Levy and Devlin, who were the Company’s Chairman of the Board and Chief Executive Officer, respectively, throughout fiscal year 2002, be decreased in fiscal year 2002 as summarized in the Summary Compensation Table in this Proxy Statement.

Bonus Compensation

The Company’s management incentive bonus plan ties payment of benefits to executive officers, including the chief executive officer and other executive officers named in the Summary Compensation Table, to corporate profit goals established by the Board of Directors. A minimum level of profitability must be achieved before any amounts are paid pursuant to the plan. Payments under the plan are based upon the following factors: (a) annual base salary; (b) an employee’s targeted percentage (a percentage of base salary that generally increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); and (c) a corporate performance factor based on a comparison of corporate results to profitability objectives established by the Board of Directors, based on the Company’s operating plan established each year for the succeeding year. For fiscal year 2002, management recommended, and the Committee accepted management’s recommendation, that no incentive bonus payments be made with respect to fiscal year 2002.

Equity-Based Compensation

The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Committee generally grants options under the Company’s plans with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company’s stock price increases from the time of the award. Grants are made to executive officers, including the chief executive officer, based on salary, responsibility, and performance of the individual officer. Consistent with the Committee’s philosophy that the award of stock options should be used to incentivize key executive officers and to further align their interests with those of the stockholders, during fiscal year 2002 the Committee examined the stock and option holdings of the Company’s executive officers, including the chief executive officer, and determined that the awards set forth in the Option Grants in Last Fiscal Year Table were appropriate.

CERTAIN TAX CONSIDERATIONS

The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of the Company’s executive officers is expected to approach the $1 million limit in fiscal year 2002. However, the provisions of Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options granted in the present time period, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers’ compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. The Company’s 1997 Plan, which is the only stock option plan under which the Company’s executive officers, including the chief executive officer, are currently eligible to receive options, has been designed and administered to meet such requirements. The Company has not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of Section 162(m).

SUMMARY

The Compensation Committee believes that the Company’s general compensation policies and the special measures taken since the beginning of fiscal year 2002 have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

Allison R. Schleicher

Leslie G. Denend

John E. Montague

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total returns, assuming the reinvestment of any dividends, for the Company, the NASDAQ Market Index and an index constructed from a peer group consisting of 466 companies that are classified in the same Standard Industrial Classification (SIC) code.

Comparison of 5-Year Cumulative Total Return*
Among Rational Software Corporation,
NASDAQ Market Index and SIC Code Index

*ASSUMES $100 INVESTED ON MARCH 31, 1997
AND REINVESTMENT OF ANY DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

	Fiscal Year
	1998	1999	2000	2001	2002
Rational Software Corporation	$63	$130	$371	$172	$154
NASDAQ Market Index	$152	$205	$381	$152	$153
SIC Code Index	$190	$242	$467	$181	$179

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Note with Michael T. Devlin

In connection with its acquisition of Catapulse Inc., the Company assumed a note that was entered into between Catapulse Inc. and Michael T. Devlin in connection with Mr. Devlin’s early exercise of options to purchase common stock of Catapulse Inc. under a stand-alone stock option agreement with Catapulse Inc. Mr. Devlin is the Chief Executive Officer and a Director of the Company. The principal amount of the note was $633,333 and the note accrued interest at the rate of 6.11 percent per year, compounded semiannually. The note was secured in part by a pledge of the common stock under the terms of a security agreement. Pursuant to the terms of the note, the principal and interest were due and payable on December 6, 2004. The note has been paid in full and canceled.

Relocation Agreements with David H. Bernstein

On September 10, 1997, the Company entered into a relocation bonus agreement in the amount of $1,000,000 with David H. Bernstein, the Company’s Senior Vice President and General Manager, Products. Pursuant to the terms of the relocation bonus agreement, Mr. Bernstein received a relocation bonus of $1,000,000 and payments from the Company sufficient to pay Mr. Bernstein’s federal and state income taxes arising from the relocation bonus and to pay the federal and state income taxes arising from such tax payment by the Company. If Mr. Bernstein voluntarily terminated his employment with the Company or was terminated by the Company for cause prior to the fourth anniversary of the effective date of the relocation bonus agreement on September 10, 2001, Mr. Bernstein would have been required to repay $100,000 of the relocation bonus to the Company pursuant to the schedule set forth in the agreement.

In connection with the transfer of David H. Bernstein’s principal place of employment from Massachusetts to California in 2001, the Company entered into a relocation agreement with Mr. Bernstein on April 12, 2001 and the Company entered into a related promissory note in the amount of $2,500,000 with Mr. Bernstein on June 1, 2001. The relocation agreement provides for the following: (i) a non-interest bearing loan for $2,500,000 pursuant to the promissory note, (ii) reimbursement of relocation costs under the Company’s standard relocation policy, (iii) reimbursement by the Company for any losses incurred by Mr. Bernstein on the sale of his residence in Massachusetts, (iv) reimbursement by the Company for any losses incurred by Mr. Bernstein on the later sale of his residence in California if he is then still employed by the Company on the date of such sale, and (v) reimbursement of relocation and transition costs for a period of approximately 2 years from the date of the agreement for an amount of up to $100,000 per year. The promissory note in the amount of $2,500,000 does not bear interest and is secured by Mr. Bernstein’s principal residence. The entire outstanding principal balance of the promissory note is due and payable in full on or before the third anniversary of the date of the promissory note. If Mr. Bernstein is terminated for cause, the entire unpaid principal balance and any other sums due under the promissory note will become due and payable 90 days after such termination. If Mr. Bernstein is terminated without cause, the entire unpaid principal balance and any other sums due under the promissory note will become due and payable 180 days after such termination. In addition, the entire unpaid balance and any other sums due under the promissory note will become due and payable upon the occurrence of certain other events set forth in the promissory note. As of June 17, 2002, the principal amount of $2,500,000 remained outstanding under the promissory note.

Relocation Agreement with Kevin J. Haar

On October 5, 2000, the Company entered into a relocation bonus agreement, relocation loan agreement and pledge agreement with Kevin J. Haar, the Company’s Senior Vice President, Worldwide Field Operations. Under the relocation bonus agreement, Mr. Haar will receive a relocation bonus of $1,500,000 plus an amount equal to the interest on the outstanding relocation loan payable in equal parts over a four year period beginning on October 30, 2001. If Mr. Haar voluntarily terminates his employment with the Company or if the Company terminates his employment for cause, Mr. Haar will not be eligible for any remaining unpaid amounts under the relocation bonus agreement. If the Company terminates Mr. Haar’s employment without cause or if he terminates his employment with the Company for good reason (as described in the relocation bonus agreement), any outstanding bonus payments will be accelerated to the date of termination. Under the relocation loan agreement, Mr. Haar received a relocation loan of $1,500,000 with interest to be assessed at a rate of 6% per year to be repaid in equal amounts over a four year period beginning on October 30, 2001. If Mr. Haar voluntarily terminates his employment with the Company or if the Company terminates his employment for cause, Mr. Haar will be immediately obligated to repay the remaining principal and interest due on the relocation loan. In addition, if Mr. Haar’s employment is terminated due to his death or disability, he will not be obligated to repay any portion of the relocation loan. During fiscal year 2002, Mr. Haar received a bonus payment of $471,650 pursuant to the relocation bonus agreement and made a payment in the same amount pursuant to the relocation loan agreement. In addition, during fiscal year 2002, Mr. Haar received a payment for reimbursement of relocation expenses in the amount of $48,907 pursuant to the relocation bonus agreement. As of June 17, 2002, the principal amount of $1,125,000 remained outstanding under the relocation loan.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies in person or by telegraph or telephone. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company’s proxy material for the 2003 Annual Meeting of stockholders, stockholder proposals must be received by the Company no later than March 14, 2003, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Company’s proxy for the 2003 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any proposals brought before such meeting after May 28, 2003.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and the Company’s 2002 Annual Report on Form 10-K unless the Company or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a stockholder at a shared address to which a single copy of the Company’s Proxy Statement and 2002 Annual Report on Form 10-K was delivered, the Company will promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Investor Relations, Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014 and oral requests may be made by calling Investor Relations of the Company at (408) 863-9900. In addition, if such a stockholder wishes to receive a separate copy of the Company’s proxy statement and annual report in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number.

Stockholders sharing an address who are receiving multiple copies of the Company’s proxy statements and annual reports may request delivery of a single copy of the Company’s proxy statements and annual reports by writing to the address above or calling the telephone number above.

VOTING VIA THE INTERNET OR BY TELEPHONE

For shares of Common Stock that are registered in the name of the stockholder, the stockholder may only vote by returning a signed proxy card or voting in person at the meeting.

For shares of Common Stock that the stockholder beneficially owns and holds in “street name” through a broker, or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker, or bank, if such a service is provided. To vote via the Internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the Internet or by telephone must be received by 12:00 a.m. (PST) on August 15, 2002.

The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

By Order of the Board of Directors,

David J. Henshall
Secretary

RATIONAL SOFTWARE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
August 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Rational Software Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 12, 2002, and hereby appoints Thomas F. Bogan and David J. Henshall, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Annual Meeting of Stockholders of Rational Software Corporation to be held on August 15, 2002, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

1.	To elect two Class I members of the Board of Directors:

Nominees:	01 Michael T. Devlin
02 Leslie G. Denend

☐ FOR all nominees	☐ WITHHOLD authority to vote for all nominees	(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line above.)

2.	To ratify the appointment of Ernst & Young LLP as the company’s independent auditors to examine the financial statements of the company for the fiscal year ending March 31, 2003:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Dated:

(Signature)

(Signature)
(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.